Exhibit 99.1

Bill.com Reports Fourth Quarter and Fiscal 2020 Financial Results

•	Total Annual Revenue Growth of 45% Year-over-Year

•	Annual Subscription and Transaction Revenue Increases 59% Year-over-Year

PALO ALTO, CALIF. – Aug 27, 2020 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses, today announced financial results for the fourth fiscal quarter and fiscal year ended June 30, 2020.

“We capped off the end of our fiscal year with very strong financial results,” noted Bill.com CEO René Lacerte. “In addition, we saw continued success in strengthening our partnerships with both new and existing financial institutions, accounting software companies and accounting firms. The momentum in our go-to-market distribution efforts, combined with our purpose-built platform for SMBs, give us confidence to believe that we are well-positioned for continued success,” concluded Mr. Lacerte.

Financial Highlights for the Fourth Quarter of Fiscal 2020

•

Total revenue was $42.1 million, an increase of 33% from the fourth quarter of fiscal 2019. Subscription and transaction revenue was $38.8 million, an increase of 54% from the fourth quarter of fiscal 2019.

•

GAAP gross profit was $32.0 million, representing a 76.0% gross margin, compared to $23.2 million, or a 73.2% gross margin, in the fourth quarter of fiscal 2019. Non-GAAP gross profit was $33.1 million, representing a 78.6% non-GAAP gross margin, compared to $24.1 million, or a 76.1% non-GAAP gross margin in the fourth quarter of fiscal 2019.

•

Loss from operations was $10.3 million, compared to a loss from operations of $5.2 million in the fourth quarter of fiscal 2019. Non-GAAP loss from operations was $2.6 million, compared to a non-GAAP loss from operations of $3.2 million in the fourth quarter of fiscal 2019.

•

Net loss was $9.5 million, or ($0.13) per share, basic and diluted, compared to net loss of $4.5 million, or ($0.56) per share, basic and diluted, in the fourth quarter of fiscal 2019. Non-GAAP net loss was $1.8 million, or ($0.02) per share, basic and diluted, compared to non-GAAP net loss of $2.4 million, or ($0.04) per share, basic and diluted, in the fourth quarter of fiscal 2019.

•	Cash, cash equivalents and short-term investments were $697.6 million at June 30, 2020.

Financial Highlights for Fiscal Year 2020

•	Total revenue was $157.6 million, an increase of 45% from the prior fiscal year. Subscription and transaction revenue was $136.4 million, an increase of 59% from the prior fiscal year.

•

GAAP gross profit was $118.5 million, representing a 75.2% gross margin, compared to $78.4 million, or a 72.4% gross margin, from the prior fiscal year. Non-GAAP gross profit was $123.2 million, representing a 78.2% non-GAAP gross margin, compared to $82.2 million, or a 75.8% non-GAAP gross margin, from the prior fiscal year.

•

Loss from operations was $34.2 million, compared to a loss from operations of $9.8 million in the prior fiscal year. Non-GAAP loss from operations was $15.0 million, compared to a non-GAAP loss from operations of $5.1 million in the prior fiscal year.

•

Net loss was $31.1 million, or ($0.70) per share, basic and diluted, compared to net loss of $7.3 million, or ($0.94) per share, basic and diluted, in the prior fiscal year. Non-GAAP net loss was $11.1 million, or ($0.17) per share, basic and diluted, compared to non-GAAP net loss of $2.6 million, or ($0.05) per share, basic and diluted, in the prior fiscal year.

Business Highlights and Recent Developments

•	Served over 98,000 customers as of the end of the fourth quarter of fiscal 2020, representing year-over-year customer growth of 28%.

•

Processed $25.4 billion in total payment volume on our platform in the fourth quarter, an increase of 26% year-over-year. For the full fiscal year, processed $96.5 billion in total payment volume on our platform, an increase of 35% over last fiscal year.

•	Processed 5.6 million transactions in the fourth quarter of fiscal 2020 and 23.9 million in the full fiscal year.

•	At the end of the fourth quarter, Bill.com had over 2.5 million network members, an increase of 39% year-over-year.

•	Expanded an existing agreement with one of the top three banks in the U.S. to serve its SMB customers.

•	Extended an agreement with Intuit to jointly promote our standalone offering to customers of QuickBooks Online Advanced as part of Intuit’s application ecosystem.

•	Partnered with KeyBank to introduce Key CashFlow®, an online banking solution that streamlines payments for KeyBank’s SMB customers as well as their commercial customers.

•

Completed a follow-on public offering of 8,280,000 shares of our common stock, including the exercise in full of the underwriters’ option to purchase an additional 1,080,000 shares of our common stock. We sold 4,330,000 shares of our common stock in the offering, and selling stockholders sold 3,950,000 shares of common stock in the offering.

Conference Call

In conjunction with this announcement, Bill.com will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the fourth quarter and fiscal year 2020 results, as well as our outlook for the first quarter of fiscal 2021. The conference call will be available via live webcast and replay at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx .

About Bill.com

Bill.com is a leading provider of cloud-based software that simplifies, digitizes, and automates complex, back-office financial operations for small and midsize businesses. Customers use the Bill.com platform to manage end-to-end financial workflows and to process payments. The Bill.com AI-enabled, financial software platform creates connections between businesses and their suppliers and clients. It helps manage cash inflows and outflow. The company partners with several of the largest U.S. financial institutions, the majority of the top 100 U.S. accounting firms, and popular accounting software providers. Bill.com has offices in Palo Alto, California and Houston, Texas. For more information, visit www.bill.com .

Note on Forward-Looking Statements

This press release and the accompanying conference call include forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations for future performance and results in the fourth quarter of fiscal 2020, the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the novel coronavirus pandemic (COVID-19) and its impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly report on Form 10-Q filed with the SEC on May 8, 2020, and our annual report on Form 10-K for the fiscal year ended June 30, 2020 to be filed with the SEC, and which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. Actual results may differ materially from those presently reported. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update the information contained in this press release or the accompanying conference call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock- based compensation expenses using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock-based compensation: We exclude payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business. Employer payroll tax expense related to employee stock-based compensation was not material for all previous periods presented, and therefore it was excluded from periods prior to June 30, 2020.

Depreciation and amortization expense. We exclude depreciation and amortization expenses from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Capitalized internal-use software and amortization. We include capitalization and exclude the subsequent amortization of internal-use software costs in certain of our non-GAAP financial measures. We capitalize direct costs incurred related to obtaining or developing internal-use software during the application development stage and we amortize those costs over the estimated useful lives of the software. The capitalization and subsequent amortization of those costs can vary every period depending on our business needs and the timing on the software’s availability for its intended use. We believe that including or excluding the effect of the capitalized internal-use software in certain of our non-GAAP financial measures provides us useful information in evaluating and comparing the consistency of our operating performance on a period-to-period basis.

Capitalized sales commissions and amortization. We include capitalization and exclude the subsequent amortization of sales commissions in certain of our non-GAAP financial measures. We capitalize sales commissions that are incremental costs in obtaining new customer contracts and we amortize such costs over the benefit period of our relationship with the acquired customers. We believe that including or excluding the effect of the capitalization of sales commissions in certain of our non-GAAP financial measures in a given period provides us useful information in evaluating and comparing the consistency of our performance in acquiring new customer contracts on a period-to-period basis.

Capitalized service costs and amortization. We include capitalization and exclude the subsequent amortization of service costs in certain of our non-GAAP financial measures. These service costs, which primarily consist of direct payroll costs, pertain to the implementation services that we provide to our financial institution customers and certain SMB customers prior to the launching of our product for general use. We capitalize such service costs and amortize them over the estimated benefit period. Our implementation service is generally a non-recurring type of service that we perform for our new customers. We believe that including or excluding the effect of the capitalization of service costs in certain of our non-GAAP financial measures provides us useful information in evaluating and comparing the consistency of our operating performance on a period-to-period basis.

Gain or loss on revaluation of warrant liabilities and gain on forfeiture of warrants. We exclude gain or loss on revaluation of warrant liabilities and gain on forfeiture of warrants, which is a non-cash income or expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

Stock warrants expense. We exclude stock warrants expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

IR Contact:

Carolyn Bass

Investor@ir.bill.com

Press Contact:

Morgan Mason

Aircover Communications for Bill.com

bill.com-aircoverteam@aircoverpr.com

BILL.COM HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$573,643	$90,306
Short-term investments	123,974	71,969
Accounts receivable, net	4,252	4,398
Unbilled revenue	6,549	4,795
Prepaid expenses and other current assets	26,781	12,326
Funds held for customers	1,644,250	1,329,306

Total current assets	2,379,449	1,513,100
Property and equipment, net	13,866	6,557
Other assets	10,700	6,641

Total assets	$2,404,015	$1,526,298

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,478	$5,063
Accrued compensation and benefits	12,387	4,333
Other accrued and current liabilities	8,541	6,556
Redeemable convertible preferred stock warrant liabilities	—	688
Deferred revenue	5,891	3,469
Line of credit borrowings	2,300	—
Customer fund deposits	1,644,250	1,329,306

Total current liabilities	1,676,847	1,349,415
Deferred revenue, non-current	2,622	1,786
Other long-term liabilities	13,827	1,447

Total liabilities	1,693,296	1,352,648

Commitments and contingencies
Redeemable convertible preferred stock	—	276,307
Stockholders’ equity (deficit):
Common stock	2	1
Additional paid-in capital	857,044	14,672
Accumulated other comprehensive income	2,420	326
Accumulated deficit	(148,747)	(117,656)

Total stockholders’ equity (deficit)	710,719	(102,657)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$2,404,015	$1,526,298

BILL.COM HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2020	2019	2020	2019
Revenue
Subscription and transaction fees	$38,801	$25,225	$136,405	$85,951
Interest on funds held for customers	3,309	6,459	21,195	22,400

Total revenue	42,110	31,684	157,600	108,351
Cost of revenue (1)	10,100	8,488	39,144	29,918

Gross profit	32,010	23,196	118,456	78,433

Operating expenses
Research and development (1)	14,929	9,447	53,405	28,924
Sales and marketing (1)	11,796	9,949	45,356	30,114
General and administrative (1)	15,546	8,953	53,893	29,198

Total operating expenses	42,271	28,349	152,654	88,236

Loss from operations	(10,261)	(5,153)	(34,198)	(9,803)
Other income, net	764	596	3,160	2,333

Loss before provision for (benefit from) income taxes	(9,497)	(4,557)	(31,038)	(7,470)
Provision for (benefit from) income taxes	1	(59)	53	(156)

Net loss	$(9,498)	$(4,498)	$(31,091)	$(7,314)

Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.56)	$(0.70)	$(0.94)

Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,141	8,088	44,106	7,797

(1) Includes stock-based compensation expense as follows:

Cost of revenue	$476	$126	$1,257	$331
Research and development	2,274	397	5,495	1,128
Sales and marketing	1,134	336	2,777	922
General and administrative	3,744	646	8,535	1,701

	$7,628	$1,505	$18,064	$4,082

BILL.COM HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2020	2019 (1)	2020	2019 (1)
Cash flows from operating activities:
Net loss	$(9,498)	$(4,498)	$(31,091)	$(7,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,052	735	4,257	3,154
Stock-based compensation	7,628	1,505	18,064	4,082
Accretion of discount on investment in marketable debt securities	(960)	(434)	(3,815)	(1,319)
Revaluation of warrant liabilities and forfeiture of warrants	—	164	717	25
Issuance of warrants	—	135	—	274
Deferred income taxes	—	(63)	—	(176)
Changes in assets and liabilities:
Accounts receivable	(2,012)	(394)	(1,054)	(2,098)
Unbilled revenue	802	(363)	(554)	(1,748)
Prepaid expenses and other current assets	409	(1,349)	(10,434)	(5,690)
Other assets	(3,881)	(191)	(4,928)	(995)
Accounts payable	(121)	31	(1,596)	3,171
Accrued and other current liabilities	2,862	2,554	9,755	4,336
Other long-term liabilities	2,302	514	12,991	302
Deferred revenue	314	(217)	3,258	47

Net cash used in operating activities	(1,103)	(1,871)	(4,430)	(3,949)

Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(257,917)	(197,217)	(1,088,611)	(830,622)
Proceeds from maturities of corporate and customer fund short-term investments	209,689	143,489	806,000	694,303
Proceeds from sale of corporate and customer fund short-term investments	20,822	—	46,159	54,715
Decrease (increase) in other receivables included in funds held for customers	5,642	(2,337)	(959)	(10,203)
Purchases of property and equipment	(5,701)	(484)	(11,437)	(2,743)
Capitalization of internal-use software costs	(150)	(241)	(639)	(1,556)

Net cash used in investing activities	(27,615)	(56,790)	(249,487)	(96,106)

Cash flows from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs (payment of other offering costs)	(63)	—	225,481	—
Proceeds from issuance of common stock upon secondary public offering, net of underwriting discounts and commissions and other offering costs	308,176	—	308,176	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs (payment of issuance costs)	—	(2,715)	—	85,160
Increase in customer fund deposits liability	290,698	149,396	314,944	414,293
Proceeds from line of credit borrowings	—	—	2,300	—
Payments on bank borrowings	—	(8,667)	—	(9,500)
Proceeds from exercise of stock options	10,486	386	12,232	1,702
Proceeds from exercise of stock warrants	—	—	144	—
Payments of deferred debt issuance costs	—	—	(151)	—

Net cash provided by financing activities	609,297	138,400	863,126	491,655

Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	580,579	79,739	609,209	391,600
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	1,011,798	903,429	983,168	591,568

Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,592,377	$983,168	$1,592,377	$983,168

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:

Cash and cash equivalents	$573,643	$90,306	$573,643	$90,306
Restricted cash included in other current assets	35	256	35	256
Restricted cash included in other assets	—	550	—	550
Restricted cash and restricted cash equivalents included in funds held for customers	1,018,699	892,056	1,018,699	892,056

Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$1,592,377	$983,168	$1,592,377	$983,168

(1)	Amounts have been adjusted to reflect the adoption of Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash.

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

THREE MONTHS ENDED JUNE 30, 2020

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Other costs and operating expenses (1)	Non-GAAP
Total revenue	$42,110	$—	$—	$42,110
Cost of revenue	10,100	(476)	(608)	9,016

Gross profit	32,010	476	608	33,094
Gross margin	76.0%	1.1%	1.4%	78.6%
Operating expenses
Research and development	14,929	(2,274)	67	12,722
Sales and marketing	11,796	(1,134)	1,306	11,968
General and administrative	15,546	(3,744)	(789)	11,013

Loss from operations	(10,261)	7,628	24	(2,609)
Other income, net	764	—	—	764

Loss before benefit from income taxes	(9,497)	7,628	24	(1,845)
Provision for income taxes	1	—	—	1

Net loss	$(9,498)	$7,628	$24	$(1,846)

Net loss per share attributable to common stockholders, basic and diluted (2)	$(0.13)			$(0.02)

Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	74,141			74,141

(1)  Other costs and operating expenses adjustments consist of depreciation and amortization expense of $1.0 million, and payroll taxes related to stock based compensation of $1.4 million; offset by capitalization of contract and service costs (net of amortization) of $2.4 million.

(2) GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)
Stock-based compensation expense	0.10
Depreciation and amortization and other expense adjustments	0.01

Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.02)

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

THREE MONTHS ENDED JUNE 30, 2019

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Other costs and operating expenses (1)	Non-GAAP
Total revenue	$31,684	$—	$—	$31,684
Cost of revenue	8,488	(126)	(801)	7,561

Gross profit	23,196	126	801	24,123
Gross margin	73.2%	0.4%	2.5%	76.1%
Operating expenses
Research and development	9,447	(397)	52	9,102
Sales and marketing	9,949	(336)	542	10,155
General and administrative	8,953	(646)	(260)	8,047

Loss from operations	(5,153)	1,505	467	(3,181)
Other income, net	596	—	128	724

Loss before provision for income taxes	(4,557)	1,505	595	(2,457)
Benefit from income taxes	(59)	—	—	(59)

Net loss	$(4,498)	$1,505	$595	$(2,398)

Net loss per share attributable to common stockholders, basic and diluted (2)	$(0.56)			$(0.04)

Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted(3)	8,088			60,523

(1)  Other costs and operating expenses adjustments consist of depreciation and amortization expense of $0.7 million, loss on revaluation of redeemable convertible preferred stock warrant liabilities of $0.1 million, and warrant expense of $0.2 million; offset by capitalization of contract and service costs (net of amortization) of $0.4 million.

(2) GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.56)
Stock-based compensation expense				0.19
Depreciation and amortization and other expense adjustments				0.07
Impact of the assumed conversion of redeemabble convertible preferred stock				0.26

Non-GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.04)

(3) Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted				8,088
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance				52,435

Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted				60,523

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

YEAR ENDED JUNE 30, 2020

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Other costs and operating expenses (1)	Non-GAAP
Total revenue	$157,600	$—	$—	$157,600
Cost of revenue	39,144	(1,257)	(3,535)	34,352

Gross profit	118,456	1,257	3,535	123,248
Gross margin	75.2%	0.8%	2.2%	78.2%
Operating expenses
Research and development	53,405	(5,495)	520	48,430
Sales and marketing	45,356	(2,777)	2,953	45,532
General and administrative	53,893	(8,535)	(1,114)	44,244

Loss from operations	(34,198)	18,064	1,176	(14,958)
Other income, net	3,160	—	717	3,877

Loss before provision for income taxes	(31,038)	18,064	1,893	(11,081)
Provision for income taxes	53	—	—	53

Net loss	$(31,091)	$18,064	$1,893	$(11,134)

Net loss per share attributable to common stockholders, basic and diluted (2)	$(0.70)			$(0.17)

Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted(3)	44,106			67,458

(1)  Other costs and operating expenses adjustments consist of depreciation and amortization expense of $4.3 million, payroll taxes related to stock based compensation of $1.4 million, and loss on revaluation of redeemable convertible preferred stock warrant liabilities of $0.7 million; offset by capitalization of contract and service costs (net of amortization) of $4.5 million.

(2) GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.70)
Stock-based compensation expense				0.41
Depreciation and amortization and other expense adjustments				0.04
Impact of the assumed conversion of redeemabble convertible preferred stock				0.08

Non-GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.17)

(3) Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted				44,106
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance				23,352

Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted				67,458

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

YEAR ENDED JUNE 30, 2019

(Unaudited, in thousands except percentages and per share amounts)

	GAAP	Stock-based compensation expense	Other costs and operating expenses (1)	Non-GAAP
Total revenue	$108,351	$—	$—	$108,351
Cost of revenue	29,918	(331)	(3,390)	26,197

Gross profit	78,433	331	3,390	82,154
Gross margin	72.4%	0.3%	3.1%	75.8%
Operating expenses
Research and development	28,924	(1,128)	2,056	29,852
Sales and marketing	30,114	(922)	1,368	30,560
General and administrative	29,198	(1,701)	(623)	26,874

Loss from operations	(9,803)	4,082	589	(5,132)
Other income, net	2,333	—	—	2,333

Loss before benefit from income taxes	(7,470)	4,082	589	(2,799)
Benefit from income taxes	(156)	—	—	(156)

Net loss	$(7,314)	$4,082	$589	$(2,643)

Net loss per share attributable to common stockholders, basic and diluted (2)	$(0.94)			$(0.05)

Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted (3)	7,797			57,599

(1)  Other costs and operating expenses adjustments consist of depreciation and amortization expense of $3.2 million and warrant expense of $0.3 million; offset by capitalization of contract and service costs (net of amortization) of $2.9 million.

(2) GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.94)
Stock-based compensation expense				0.52
Depreciation and amortization and other expense adjustments				0.08
Impact of the assumed conversion of redeemabble convertible preferred stock				0.29

Non-GAAP net loss per share attributable to common stockholders, basic and diluted				$(0.05)

(3) Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted				7,797
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the date of issuance				49,802

Shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted				57,599

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2020	2019	2020	2019
Net cash used in operating activities	$(1,103)	$(1,871)	$(4,430)	$(3,949)
Purchases of property and equipment	(5,701)	(484)	(11,437)	(2,743)
Capitalization of internal-use software costs	(150)	(241)	(639)	(1,556)

Free cash flow	$(6,954)	$(2,596)	$(16,506)	$(8,248)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS WITH FINANCIAL INSTITUTIONS

(Unaudited, in thousands)

	June 30,
	2020	2019
Remaining performance obligations with financial institutions to be recognized as revenue:
Within 1 year	$13,001	$8,749
Thereafter	139,334	25,220

Total	$152,335	$33,969